EXHIBIT 10.1
CONSENT AND THIRD AMENDMENT
TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
THIS CONSENT AND THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of October 23, 2014, by and among the Lenders party hereto, WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as the agent for the Lenders (in such capacity, "Agent"), Century Aluminum Company, a Delaware corporation ("Century"), Berkeley Aluminum, Inc., a Delaware corporation ("Berkeley Aluminum"), Century Aluminum of West Virginia, Inc., a Delaware corporation ("Century West Virginia"), CENTURY ALUMINUM OF KENTUCKY GENERAL PARTNERSHIP, a Kentucky general partnership ("Century of Kentucky GP"), NSA general partnership, a Kentucky general partnership ("NSA"), and CENTURY ALUMINUM SEBREE LLC, a Delaware limited liability company ("Century Sebree"; and together with Century, Berkeley Aluminum, Century West Virginia, Century of Kentucky GP and NSA, each a "Borrower" and collectively the "Borrowers").
WHEREAS, Borrowers, Agent, and Lenders are parties to that certain Amended and Restated Loan and Security Agreement dated as of May 24, 2013 (as amended, modified or supplemented from time to time, the "Loan Agreement");
WHEREAS, Borrowers have informed Agent and Lenders that Berkeley Aluminum desires to purchase all of the issued and outstanding capital stock (the "Mt. Holly Acquisition") of Alumax of South Carolina, Inc., a Delaware corporation ("Mt. Holly Target"), pursuant to a certain Stock Purchase Agreement dated on or about the date hereof (the "Mt. Holly Purchase Agreement") by and among Berkeley Aluminum and Alumax, Inc., a copy of which is attached hereto as Exhibit A;
WHEREAS, promptly (and in any event on the same Business Day) following consummation of the Mt. Holly Acquisition, (i) Berkeley Aluminum will be merged with and into Mt. Holly Target, with Mt. Holly Target being the survivor of such merger, (ii) Mt. Holly Target, as the surviving entity of such merger, will by operation of law assume the Obligations of Berkeley Aluminum under the Loan Agreement and the other Loan Documents, (iii) Mt. Holly Target will change its name to a name to be provided to Agent at least five (5) Business Days prior to the effectiveness thereof, (iv) the Mt. Holly Owners Agreement will be terminated and of no further force and effect, and (v) Mt. Holly Aluminum Company, the South Carolina general operating partnership jointly formed by Berkeley Aluminum and Mt. Holly Target under the Mt. Holly Owners Agreement, will be dissolved and terminated (the transactions described in the foregoing clauses (i) through (v) are, collectively, the "Mt. Holly Reorganization"; the Mt. Holly Acquisition and the Mt. Holly Reorganization are, collectively, the "Mt. Holly Transaction"; Berkeley Aluminum, after giving effect to the Mt. Holly Transaction, is referred to herein as "Mt. Holly Successor Entity");
WHEREAS, after giving effect to the Mt. Holly Transaction, Mt. Holly Successor Entity will be a wholly-owned Subsidiary of Century that individually operates the aluminum reduction facility located at 3572 Highway 52, Goose Creek, South Carolina; and
WHEREAS, Borrowers have requested that Agent and Lenders consent to the Mt. Holly Transaction and amend the Loan Agreement in certain respects, and Agent and Lenders have agreed to such consents and amendments, subject to the terms and conditions contained herein.
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.
2.Consent. Subject to the satisfaction of the conditions set forth in Section 5 below and in reliance upon the representations and warranties of Borrowers set forth in Section 6 below, Agent and Lenders hereby consent to the Mt. Holly Transaction; provided, that, (i) the Mt. Holly Transaction shall be consummated on or before December 31, 2014 (or such later date agreed to by Agent), (ii) concurrently with the consummation of the Mt. Holly Transaction, Mt. Holly Successor Entity (as successor by merger to Berkeley Aluminum) shall deliver to Agent a reaffirmation agreement in form and substance reasonably satisfactory to Agent pursuant to which Mt. Holly Successor Entity reaffirms all of its Obligations under the Loan Agreement and other Loan Documents, (iii) after giving effect to the consummation of the Mt. Holly Transaction and the use of proceeds of any Loans made in connection therewith, (A) no Default or Event of Default shall exist or be continuing and (B) Availability shall be at least $15,000,000, and (iv) promptly following the consummation of the Mt. Holly Transaction (and in any event with two (2) Business Days), Borrowers shall deliver to Agent executed copies of (A) all material instruments, documents, certificates or agreements entered into or delivered in connection with the Mt. Holly Purchase Agreement (including, without limitation, that certain Aluminum Supply Agreement and that certain Alumina Purchase Agreement), provided that any material amendments, modifications or supplements to the agreements attached as Exhibits to the Mt. Holly Purchase Agreement are reasonably satisfactory to Agent, and (B) all instruments, documents, certificates or agreements evidencing the Mt. Holly Reorganization. This consent is a limited consent and shall not be deemed to constitute a waiver or consent with respect to any other current or future departure from the requirements of any provision of the Loan Agreement or any other Loan Documents.
3.Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 5 below and in reliance upon the representations and warranties of Borrowers set forth in Section 6 below, the Loan Agreement is hereby amended, with such amendments effective only upon, and concurrently with, the consummation of the Mt. Holly Transaction in accordance with the terms hereof (it being understood that if the Mt. Holly Acquisition is not consummated, no such amendments shall become effective) as follows:
(a)Section 1.1.1 of the Loan Agreement is hereby amended and restated in its entirety:
1.1.1    Revolving Credit Loans. Immediately prior to giving effect to this Agreement, as of the Amended and Restated Effective Date, the outstanding principal balance of Revolving Credit Loans made under the Original Loan Agreement was $0 (the "Outstanding Original Revolving Loan Balance"). On the Amended and Restated Effective Date and upon the effectiveness of this Agreement, the Outstanding Original Revolving Loan Balance shall constitute Revolving Credit Loans hereunder owing to the Lenders for all purposes of this Agreement and the other Loan Documents. Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, each Lender agrees, severally and not jointly, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrowers from time to time during the period from the Closing Date to but not including the last day of the Term, as requested by Borrower Representative in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the lesser of (i) such Lender's Revolving Loan Commitment minus the product of such Lender's Revolving Loan Percentage and the LC Exposure, and (ii) the product of such Lender's Revolving Loan Percentage and an amount equal to (A) the Borrowing Base at such time minus (B) the LC Exposure (other than the Cash Collateralized LC Exposure) at such time minus (C) Reserves, if any. Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent may deem necessary from time to time in its Reasonable Credit Judgment based on facts or circumstances not existing on the Amended and Restated Effective Date or existing on the Amended and Restated Effective Date but not known to Agent on the Amended and Restated Effective Date (such reserves, "Reserves"), including (it being understood that the following list may justify reserves but does not necessarily require them), with respect to (i) price adjustments, lower of cost or market adjustments based on LME Prices, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of any Borrower's business; (ii) sums properly chargeable against Borrowers' Loan Account as Revolving Credit Loans under any section of this Agreement; (iii) amounts owing by any Borrower to any Person (other than a Lender pursuant to the Loan Documents) to the extent secured by a Lien on any of the Collateral; (iv) amounts owing by any Borrower in connection with Product Obligations (not to exceed the Aggregate Bank Product Reserve); (v) dividends declared by a Borrower or Guarantor but not yet paid (but only to the extent the amount of such dividends exceeds the amount of Borrowers' immediately available funds held in Dominion Accounts); and (vi) the Dilution Reserve. Notwithstanding anything herein to the contrary, reserves will not duplicate (i) eligibility criteria contained in the definitions of "Eligible Accounts" and "Eligible Inventory", and vice versa and (ii) reserves or criteria deducted in computing book value or the net amount of Eligible Accounts or Eligible Inventory. Any changes in Availability after the Closing Date by way of establishing new reserve categories, increasing the amount or calculation methodology of any existing reserve or changing the concentration percentages set forth in clause (xv) of the definition of Eligible Accounts will require five Business Days' prior written notice to Borrower Representative if, and only if, such change would reasonably be expected to cause the Applicable Trigger, as of the date of such change, to fall below the Covenant Trigger Amount and Agent shall consult with Borrower Representative prior to making any such change (but Borrower Representative's consent shall not be required). The Revolving Credit Loans shall be repayable as set forth in Section 3.
(b)The second sentence of Section 2.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing, Borrowers' obligation to pay for (a) audits in any 12-month period shall be limited as follows (it being understood that Agent shall not be prohibited from conducting additional audits at its own expense): (i) so long as Availability remains greater than or equal to an amount equal to $37,500,000 (such amount to be increased by an amount equal to 25% of any Uncommitted Facility Increase upon the effectiveness thereof) during such 12-month period, one audit, and (ii) otherwise, two audits; and (b) appraisals in any 12-month period shall be limited as follows (it being understood that Agent shall not be prohibited from conducting additional appraisals at its own expense): (i) so long as Availability remains greater than or equal to an amount equal to $37,500,000 (such amount to be increased by an amount equal to 25% of any Uncommitted Facility Increase upon the effectiveness thereof) during such 12-month period, one appraisal, and (ii) otherwise, two appraisals.
(c)Section 6.2.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
6.2.3    Maintenance of Dominion Account. Borrowers shall establish Deposit Accounts with Wells Fargo, subject to Blocked Account Agreements (each such Deposit Account subject to a Blocked Account Agreement, a "Dominion Account"). Each Blocked Account Agreement shall provide that Wells Fargo shall comply with instructions originated by Agent directing disposition of the funds in the applicable Dominion Account or Accounts without further consent by the applicable Borrower, and that, following receipt by it of a notice of exclusive control (a "Notice of Exclusive Control") from Agent, (a) such bank shall not permit any funds or other assets to be transferred or withdrawn by any Borrower from such Dominion Account or Accounts, (b) such bank shall only comply with the instructions of Agent and no longer comply with instructions of any Borrower in respect of such Dominion Account or Accounts, and (c) such bank shall transfer all payments or other remittances received in the Dominion Account or Accounts to Agent's account for application on account of the Obligations as provided in subsection 3.2.1 and Section 3.4. Agent agrees that (x) it shall not deliver a Notice of Exclusive Control unless a Default or Event of Default has occurred and is continuing at the time or the Applicable Trigger is less than the Covenant Trigger Amount at any time, and (y) it shall provide Borrower Representative with prompt notice of its delivery of a Notice of Exclusive Control, which notice shall include a statement specifying with particularity that a Default or Event of Default has occurred and is continuing and the nature of the Default or Event of Default or that the Applicable Trigger has been less than the Covenant Trigger Amount; provided that the failure of Agent to deliver such notice to Borrowers shall not in any manner affect the validity and enforceability of any Notice of Exclusive Control; and provided, further that Agent's exclusive control shall be rescinded at such time no Default or Event of Default shall have occurred and be continuing and the Applicable Trigger equals or exceeds the Covenant Trigger Amount for 60 consecutive days. Agent shall have no obligation to deliver a Notice of Exclusive Control. Agent assumes no responsibility for such blocked account arrangements, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.
(d)Section 8.1.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
8.1.4    Borrowing Base Certificates. On or before the 15th day of each fiscal month of Borrowers (or, at any time the Applicable Trigger falls below the Reporting Trigger Amount, weekly (no later than the third Business Day of each week) until the Applicable Trigger exceeds the Reporting Trigger Amount for 60 consecutive days), Borrower Representative shall deliver to Agent a Borrowing Base Certificate as of the last day of the immediately preceding fiscal month (or week, as applicable). Each Borrowing Base Certificate shall contain a schedule providing details for any FIFO reserve or LCM (lower of cost or market) adjustments. Within 45 days after the end of each fiscal quarter of Century, Borrowers shall provide a reconciliation of the FIFO reserves and LCM adjustments reflected in the Borrowing Base Certificate as of the end of such fiscal quarter to the FIFO reserves and LCM adjustments reflected on Century's consolidated balance sheet as of the last day of such fiscal quarter, together with such other information as Agent shall reasonably request to substantiate the FIFO reserves and LCM adjustments reflected in the Borrowing Bases delivered during such fiscal quarter. If Borrowers deem it advisable, Borrowers may execute and deliver to Agent Borrowing Base Certificates more frequently than as required pursuant to this subsection 8.1.4. Borrowers shall also deliver to Agent the reports set forth on Schedule 8.1.4 at the times specified therein.
(e)Clause (v) of Section 8.2.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
(v)    [intentionally omitted];

(f)Section 9.2.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
9.2.3.    Restrictions on Loans and Letters of Credit After Notice of Intent to Implement Reserves.  Notwithstanding anything contained in this Agreement to the contrary, in the event Agent has provided written notice of its intention to implement or increase a Reserve or change any concentration percentages set forth in clause (xv) of the definition of Eligible Accounts pursuant to Section 1.1.1 but the 5 Business Day notice period referred to in Section 1.1.1 has not expired, no Lender shall have any obligation to make any Loan during such 5 Business Day period and Issuing Lender shall have no obligation to issue, or cause Underlying Issuer to issue, any Letter of Credit during such 5 Business Day period, if the Applicable Trigger (calculated as if such proposed Reserve had been implemented as of the date of the requested Loan or Letter of Credit) is less than the Covenant Trigger Amount.
(g)Appendix A of the Loan Agreement is hereby amended to insert the following new defined terms in their appropriate alphabetical order:
Applicable Trigger - Liquidity; provided, that, solely during the period commencing on the Mt. Holly Transaction Effective Date and ending on the date that is one-hundred twenty (120) days thereafter, Applicable Trigger shall mean Availability.
Mt. Holly Transaction Effective Date - the date that the "Mt. Holly Transaction" (as defined in that certain Consent and Third Amendment to Amended and Restated Loan and Security Agreement dated as of October 23, 2014 by and among Borrowers, Lenders and Agent) is consummated.
(h)The defined terms "Covenant Testing Period", "Covenant Trigger Amount", "Covenant Trigger Date", "Reporting Trigger Amount" and "Unused Letter of Credit Subfacility" set forth in Appendix A of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
Covenant Testing Period - a period (a) commencing on the last day of the fiscal month of Borrowers most recently ended on or prior to a Covenant Trigger Date and for which Agent has received financial statements required to be delivered pursuant to Section 8.1.3(c) and (b) ending on the first day after such Covenant Trigger Date that the Applicable Trigger equals or exceeds the Covenant Trigger Amount for 60 consecutive days.
Covenant Trigger Amount - at any date of determination, an amount equal to $34,500,000 (such amount to be increased by an amount equal to 23% of any Uncommitted Facility Increase upon the effectiveness thereof); provided, that, solely during the period commencing on the Mt. Holly Transaction Effective Date and ending on the date that is one-hundred twenty (120) days thereafter, Covenant Trigger Amount shall mean an amount equal to $15,000,000.
Covenant Trigger Date - any day on which Borrowers fail to maintain the Applicable Trigger in an amount greater than or equal to the Covenant Trigger Amount.
Reporting Trigger Amount - at any date of determination, an amount equal to $34,500,000 (such amount to be increased by an amount equal to 23% of any Uncommitted Facility Increase upon the effectiveness thereof); provided, that, solely during the period commencing on the Mt. Holly Transaction Effective Date and ending on the date that is one-hundred twenty (120) thereafter, Reporting Trigger Amount shall mean an amount equal to $15,000,000.
Unused Letter of Credit Subfacility - at any time, an amount equal to $100,000,000 minus the LC Exposure at such time.
4.Ratification; Other Agreements. This Amendment, subject to satisfaction of the conditions provided below, shall constitute an amendment to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.
5.Conditions to Effectiveness. This Amendment shall become effective as of the date hereof and upon the satisfaction of the following conditions precedent:
(a)Agent shall have received a copy of this Amendment executed by each Borrower, Agent, Issuing Lender and Majority Lenders, together with the consent and reaffirmation attached hereto executed by each Guarantor;
(b)Agent shall have received an executed copy of the Mt. Holly Purchase Agreement in form and substance reasonably satisfactory to Agent; and
(c)no Default or Event of Default shall exist on the date hereof or as of the date of the effectiveness of this Amendment.
6.Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each Borrower hereby represents and warrants to Agent and Lenders, after giving effect to this Amendment:
(a)the representations and warranties set forth in each of the Loan Documents are true and correct in all material respects on and as of the Closing Date and on and as of the date hereof with the same effect as though made on and as of the date hereof (except to the extent such representations and warranties by their terms expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct, in all material respects, as of such earlier date);
(b)no Default or Event of Default exists; and
(c)the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate or other relevant action on the part of such Borrower.
7.Miscellaneous.
(a)Expenses. Borrowers agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of Agent (including legal fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 6(a) shall survive any termination of this Amendment and the Loan Agreement as amended hereby.

(b)Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.
(c)Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS:

CENTURY ALUMINUM COMPANY

By:	/s/ Rick T. Dillon
	Name:	Rick T. Dillon
	Title:	Executive Vice President and Chief Financial Officer

BERKELY ALUMINUM, INC.

By:	/s/ Rick T. Dillon
	Name:	Rick T. Dillon
	Title:	Vice President

CENTURY ALUMINUM OF WEST VIRGINIA, INC.

By:	/s/ Rick T. Dillon
	Name:	Rick T. Dillon
	Title:	Vice President

CENTURY ALUMINUM OF KENTUCKY GENERAL PARTNERSHIP

By.	METALSCO LLC, its Managing Partner

By:	/s/ Rick T. Dillon
	Name:	Rick T. Dillon
	Title:	Vice President, Metalsco LLC

NSA GENERAL PARTNERSHIP

By.	CENTURY KENTUCKY, INC., its Managing Partner

By:	/s/ Rick T. Dillon
	Name:	Rick T. Dillon
	Title:	Vice President, Century Kentucky, Inc.

CENTURY ALUMINUM SEBREE LLC

By:	/s/ Rick T. Dillon
	Name:	Rick T. Dillon
	Title:	Vice President

AGENT AND LENDERS:

WELLS FARGO CAPITAL FINANCE, LLC, as Agent, as Issuing Lender and as a Lender

By:	/s/ Peter Aziz
	Name:	Peter Aziz
	Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Alain Daoust
	Name:	Alain Daoust
	Title:	Authorized signatory

By:	/s/ Sam Miller
	Name:	Sam Miller
	Title:	Authorized signatory

BNP PARIBAS, as a Lender

By:	/s/ Grégoire LeForestier
	Name:	Grégoire LeForestier
	Title:	Director of Metals & Mining

By:	/s/ Fablenne Moimaux
	Name:	Fablenne Moimaux
	Title:	Metals & Mining EMEA

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Dmitriy Barskiy
	Name:	Dmitriy Barskiy
	Title:	Vice President

CONSENT AND REAFFIRMATION

Each of the undersigned (collectively, the "Guarantors") hereby (i) acknowledges receipt of a copy of the foregoing Consent and Third Amendment to Amended and Restated Credit Agreement (the "Amendment"; terms defined therein and used, but not otherwise defined, herein shall have the meanings assigned to them therein); (ii) consents to each Borrower's execution and delivery thereof; (iii) acknowledges and agrees to the terms of the Amendment as if it were a signatory thereto; and (iv) except as specifically provided therein, affirms that nothing contained therein shall modify in any respect whatsoever its respective guaranty of the obligations of each Borrower to Agent and Lenders pursuant to the terms of the Guaranty Agreements executed in favor of Agent and Lenders, and reaffirms that each Guaranty Agreement is and shall continue to remain in full force and effect. Although Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to same, each Guarantor understands that Agent and Lenders have no obligation to inform Guarantors of such matters in the future or to seek any Guarantor’s acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.
[signature page follows]

METALSCO, LLC, a Georgia limited liability company

By:	/s/ Rick T. Dillon
	Name:	Rick T. Dillon
	Title:	Vice President

SKYLINER, LLC, a Delaware limited liability company

By:	/s/ Rick T. Dillon
	Name:	Rick T. Dillon
	Title:	Vice President

CENTURY KENTUCKY, INC. a Delaware corporation

By:	/s/ Rick T. Dillon
	Name:	Rick T. Dillon
	Title:	Vice President

CENTURY MARKETER LLC, a Delaware limited liability company

By:	/s/ Rick T. Dillon
	Name:	Rick T. Dillon
	Title:	Vice President

EXHIBIT A

Mt. Holly Purchase Agreement

(attached)